Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)       Articles of Amendment dated regarding the dissolution of Voya Large Cap Growth Fund dated April 2, 2015 – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

(a)(2)       Articles of Amendment effective May 31, 2016 regarding name change of Voya Mid Cap Value Advantage Fund to Voya Mid Cap Research Enhanced Index Fund – Filed herein.

(e)(1)       Amended Schedule A dated November 2015 to the Amended and Restated Investment Management Agreements dated November 18, 2014, as amended and restated May 1, 2015 between Voya Series Fund, Inc. and Voya Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.

(e)(2)       First Amendment effective November 30, 2015 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 195 to the Registrant’s Form N-1A Registration Statement on February 25, 2016 and incorporated herein by reference.